SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                                  June 8, 1998
               (Date of Report - Date of earliest event reported)





                             KERR-MCGEE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                   1-3939                     73-0311467
           (State of         (Commission File Number)           (IRS Employer
        Incorporation)                                       Identification No.)



     Kerr-McGee Center
     Oklahoma City, Oklahoma                                       73125
     (Address of principal executive offices)                   (Zip Code)



                                 (405) 270-1313
                         (Registrant's telephone number)

Item 5.        Other Events

        Kerr-McGee Corporation announced that it has reached agreement to sell its coal mining operations for $600 million in cash.

        Kerr-McGee's Jacobs Ranch Mine in the Powder River Basin of Wyoming will be sold to Kennecott Energy and Coal Company, and its Galatia Mine in the Illinois Basin will be sold to the American Coal Company. The sale of the Galatia Mine is scheduled to close prior to June 30. The sale of the Jacobs Ranch Mine is scheduled to occur promptly following compliance with regulatory requirements.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)      Exhibits

              99.1 News Release dated June 8, 1998, announcing Kerr-McGee Corporation reached agreement to sell its coal mining operations.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    KERR-MCGEE CORPORATION


                                            By:    (Deborah A. Kitchens)
                                                   Deborah A. Kitchens
                                                   Vice President and Controller

Dated:     June 8, 1998